EXHIBIT 12
                                                                    Page 1

                      JERSEY CENTRAL POWER & LIGHT COMPANY

                 CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES


                                                             Nine Months Ended
                                                                September 30,
                                                            -------------------
                                                              2003        2002
                                                            --------   --------
                                                               (In thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
  Income before extraordinary items......................   $ 74,401   $198,134
  Add-
    Interest and other charges, before reduction for
      amounts capitalized and deferred interest expense..     73,291     74,912
    Provision for income taxes...........................     54,685    141,441
    Interest element of rentals charged to income (a)....      2,373      2,455
                                                            --------   --------

      Earnings as defined................................   $204,750   $416,942
                                                            ========   ========

FIXED CHARGES AS DEFINED IN REGULATION S-K:
  Interest on long-term debt.............................   $ 66,867   $ 69,206
  Other interest expense.................................      1,076     (2,315)
  Subsidiary's preferred stock dividend requirements.....      5,348      8,021
  Interest element of rentals charged to income (a)......      2,373      2,455
                                                            --------   --------

      Fixed charges as defined...........................   $ 75,664   $ 77,367
                                                            ========   ========

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES..........       2.71       5.39
                                                                ====       ====




-------------------------

(a) Includes the interest element of rentals calculated at 1/3 of rental expense as no readily defined interest element can be determined.

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                                                                    EXHIBIT 12
                                                                    Page 2


                      JERSEY CENTRAL POWER & LIGHT COMPANY

         CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS PREFERRED
               STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)


                                                             Nine Months Ended
                                                                September 30,
                                                              2003       2002
                                                            --------   --------
                                                              (In thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
 Income before extraordinary items.......................   $ 74,401   $198,134
 Add-
   Interest and other charges, before reduction for
     amounts capitalized and deferred interest expense...     73,291     74,912
   Provision for income taxes............................     54,685    141,441
   Interest element of rentals charged to income (a).....      2,373      2,455
                                                            --------   --------

     Earnings as defined................................    $204,750   $416,942
                                                            ========   ========

FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS PREFERRED
  STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS):
  Interest on long-term debt.............................   $ 66,867   $ 69,206
  Other interest expense.................................      1,076     (2,315)
  Preferred stock dividend requirements..................      5,111      9,367
  Adjustment to preferred stock dividends
    to state on a pre-income tax basis...................       (174)       961
  Interest element of rentals charged to income (a)......      2,373      2,455
                                                            --------   --------

     Fixed charges as defined plus preferred stock
      dividend requirements (pre-income tax basis).......   $ 75,253   $ 79,674
                                                            ========   ========

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
   PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
   (PRE-INCOME TAX BASIS)................................       2.72       5.23
                                                                ====       ====



-------------------------

(a) Includes the interest element of rentals calculated at 1/3 of rental expense as no readily defined interest element can be determined.